EXHIBIT 10.21
NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.
FIFTH AMENDMENT
TO SECOND AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT
     This FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Fifth Amendment”) is entered into as of June 5, 2009 (the “Effective Date”), by and among MARINEMAX, INC., a Delaware corporation (the “Company”) and each of the six (6) other Borrowers set forth on Schedule I attached hereto and by the reference incorporated herein (each of the Company and each of such six (6) Persons other than the Company, singularly, a “Borrower,” and the Company and all of such Persons other than the Company, collectively, the “Borrowers”), KEYBANK NATIONAL ASSOCIATION, a national banking association, both individually (in such capacity, “KeyBank”) and as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as hereinafter defined), BANK OF AMERICA, N.A., a national banking association, individually (in such capacity, “BOA”), as collateral agent (in such capacity, the “Collateral Agent”) and as documentation agent (in such capacity, the “Documentation Agent”) and the various other financial institutions as are or may become parties hereto, including, as of the date hereof, GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, a Delaware corporation (“GE Commercial”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“US Bank”), BRANCH BANKING & TRUST COMPANY, a North Carolina corporation (“BB&T”), and BANK OF THE WEST, a California corporation (“Bank of the West”) (KeyBank, BOA, GE Commercial, Wachovia, Wells Fargo, US Bank, BB&T, Bank of the West, and such other financial institutions, collectively, the “Lenders”), amending that Second Amended and Restated Credit and Security Agreement dated as of June 19, 2006, by and among Borrowers and Lenders as heretofore amended by the First Amendment to Second Amended and Restated Credit and Security Agreement dated as of May 31, 2007, the Second Amendment to Second Amended and Restated Credit and Security Agreement dated as of October 1, 2007, the Third Amendment to Second Amended and Restated Credit and Security Agreement dated as of March 7, 2008, and the Fourth Amendment to Second Amended and Restated Credit and Security Agreement dated as of December 15, 2008 (the “Agreement”). Unless otherwise defined in this Fifth Amendment, all defined terms used in this Fifth Amendment shall have the meanings ascribed to such terms in the Agreement. This Fifth Amendment is entered into in consideration of, and upon, the terms, conditions and agreements set forth herein.
     1. Background. Borrowers and Lenders desire to amend certain provisions of the Agreement effective as of the Effective Date of this Fifth Amendment.
     2. Changed Definitions. The definitions of the following terms heretofore defined in the Agreement are hereby amended to read in their entirety as follows:

[****] — CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
          “Borrowing Base” shall mean the greatest amount that may be borrowed or retained by the Borrowers in respect of the Commitment, which at any date of calculation, shall be determined by applying the then applicable Availability Reserve, if any, to the sum of the following determined on a consolidated basis for all of the Borrowers:
          (a) the sum of (1) ninety percent (90%) of the original invoice price (including freight charges, but excluding, to the extent that the same are included in the Borrowing Base as Accounts, any earned volume purchase rebates, earned advertising rebates, verifiable price protection, and earned incentives, credits, or similar items) of Eligible New Inventory that is aged not more than three hundred sixty-five (365) days from date of delivery to the Borrowers, (2) eighty percent (80%) of the original invoice price (including freight charges, but excluding, to the extent that the same are included in the Borrowing Base as Accounts, any earned volume purchase rebates, earned advertising rebates, verifiable price protection, and earned incentives, credits, or similar items) of Eligible New Inventory that is aged more than three hundred sixty-five (365) days, but not more than seven hundred thirty (730) days, from date of delivery to the Borrowers, and (3) sixty-five percent (65%) of the original invoice price (including freight charges, but excluding, to the extent that the same are included in the Borrowing Base as Accounts, any earned volume purchase rebates, earned advertising rebates, verifiable price protection, and earned incentives, credits, or similar items) of Eligible New Inventory that is aged more than seven hundred thirty (730) days, but not more than one thousand ninety-five (1,095) days, from date of delivery to the Borrowers; provided, however, that (A) the amount includable in the Borrowing Base on account of Loose Outboard Motors in the Eligible New Inventory shall never exceed one million, five hundred thousand dollars ($1,500,000), it being agreed that all Loose Outboard Motors over such amount shall be included in the Borrowing Base only as Eligible Parts Inventory; (B) nothing shall be includable in the Borrowing Base in respect of any Unit of Eligible New Inventory acquired after the Effective Date of the Fifth Amendment at an original invoice price (including freight charges, but excluding, to the extent that the same are included in the Borrowing Base as Accounts, any earned volume purchase rebates, earned advertising rebates, verifiable price protection, and earned incentives, credits, or similar items) of more than [****]; (C) the amount includable in the Borrowing Base on account of both the Eligible New Inventory of [****] and the Eligible Used Inventory of [****] shall not exceed in the aggregate [****]; (D) the amount includable in the Borrowing Base on account of both the Eligible New Inventory of [****] and the Eligible Used Inventory of [****] shall not exceed in the aggregate [****]; (E) the amount includable in the Borrowing Base on account of both the Eligible New Inventory of [****] and the Eligible Used Inventory of [****] shall not exceed in the aggregate (i) at all times prior to September 30, 2009, [****], (ii) from September 30, 2009 through November 29, 2009, [****], (iii) from November 30,

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2009 through February 27, 2010, [****], and (iv) commencing February 28, 2010, [****]; and (F) the amount includable in the Borrowing Base on account of the Eligible New Inventory of [****], and [****] and the Eligible Used Inventory of [****] and [****] shall not exceed in the aggregate (i) at all times prior to September 30, 2009, [****], (ii) from September 30, 2009 through November 29, 2009, [****], (iii) from November 30, 2009 through March 30, 2010 [****], (iv) from March 31, 2010 through June 29, 2010, [****], (v) from June 30, 2010 through September 29, 2010, [****], and (vi) effective September 30, 2010, [****]; and provided further, that if Lenders receive, with respect to particular Eligible New Inventory aged not more than three hundred sixty-five (365) days either, (i) a five percent (5.0%) manufacturer’s guaranty, satisfactory to Required Lenders in their reasonable discretion, with respect to such Eligible New Inventory, or (ii) a manufacturer’s repurchase agreement, that is reasonably satisfactory to Required Lenders, at a purchase price of ninety-five percent (95%) of the Eligible New Inventory value, the advance with respect to the Eligible New Inventory covered by such guaranty or repurchase agreement will be increased by five percent (5.0%) to ninety-five percent (95%), notwithstanding anything to the contrary in this clause (a).
          (b) the sum of (1) eighty percent (80%) of NADA Wholesale Value of Eligible Used Inventory that has been held by the Borrowers for not more than one hundred eighty (180) days from the date of receipt, plus (2) seventy-two percent (72%) of the NADA Wholesale Value of Eligible Used Inventory that has been held by the Borrowers for more than one hundred eighty (180) days from the date of receipt, but not more than three hundred sixty-five (365) days; provided, however, that (A) the amount includable in the Borrowing Base on account of Eligible Used Inventory shall never exceed twenty-five percent (25%) of the aggregate of (i) Eligible New Inventory, and (ii) Eligible Used Inventory; (B) nothing shall be includable in the Borrowing Base in respect of any Unit of Eligible Used Inventory acquired after the Effective Date of the Fifth Amendment for which the NADA Wholesale Value is more than [****]; (C) the amount includable in the Borrowing Base on account of both the Eligible New Inventory of [****] and the Eligible Used Inventory of [****] shall not exceed in the aggregate [****]; (D) the amount includable in the Borrowing Base on account of both the Eligible New Inventory of [****] and the Eligible Used Inventory of [****] shall not exceed in the aggregate [****]; (E) the amount includable in the Borrowing Base on account of both the Eligible New Inventory of [****] and the Eligible Used Inventory of [****] shall not exceed in the aggregate (i) at all times prior to September 30, 2009, [****], (ii) from September 30, 2009 through November 29, 2009, [****], (iii) from November 30, 2009 through February 27, 2010, [****], and (iv) commencing February 28, 2010, [****]; and (F) the amount includable in the Borrowing Base on account of the Eligible New Inventory of [****] and [****] and the Eligible Used Inventory of [****] and [****] shall not exceed in the aggregate (i) at all times prior to September 30, 2009, [****], (ii) from September 30, 2009 through November 29,

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2009, [****], (iii) from November 30, 2009 through March 30, 2010 [****], (iv) from March 31, 2010 through June 29, 2010, [****], (v) from June 30, 2010 through September 29, 2010, [****], and (vi) effective September 30, 2010, [****];
          (c) eighty percent (80%) of the net book value of Eligible Accounts; provided, however, that the amount includable in the Borrowing Base on account of Eligible Accounts shall never exceed thirty million dollars ($30,000,000);
          (d) the lesser of (1) twelve million dollars ($12,000,000), or (2) sixty percent (60%) of the cost (excluding freight charges) of Eligible Parts Inventory net of any reserve required by GAAP for damaged, obsolete, or slow-moving items in such inventory; and
          (e) the Pledged Real Estate Loan Value of the Pledged Real Estate Collateral with respect to which all of the steps contemplated by Section 4.07 of the Agreement have been completed to the satisfaction of the Collateral Agent.
No Property of the Borrowers shall be included in the Borrowing Base if (1) the Collateral Agent, for the benefit of the Lenders, does not have a first priority security interest under the Uniform Commercial Code, to the extent applicable, subject only to Permitted Liens, in such Property, (2) any other Person has a Preferred Ship’s Mortgage on a Documented Vessel included in the Borrowing Base that has not been extinguished by payment in full and delivery of a written satisfaction of such Preferred Ship’s Mortgage, irrespective of whether such satisfaction has been filed with the Coast Guard or whether such Preferred Ship’s Mortgage is a Permitted Lien, or (3) any other Person has a perfected purchase money security interest in such Property, irrespective of whether such purchase money security interest is a Permitted Lien.
          “Borrowing Base Certificate” shall mean a certificate in the form of Exhibit B to the Fifth Amendment to the Agreement (as the form may be modified with the consent of the Required Lenders from time to time), in form and detail satisfactory to the Required Lenders setting forth the calculation of the Borrowing Base as of the date of such certificate.
          “Commitment Amount” shall mean (a) effective as of the Effective Date of the Fifth Amendment to the Agreement, three hundred million dollars ($300,000,000), (b) effective as September 30, 2009, two hundred fifty million dollars ($250,000,000), (c) effective as December 31, 2009, two hundred thirty-five million dollars ($235,000,000), (d) effective as March 31, 2010, two hundred twenty million dollars ($220,000,000), (e) effective as June 30, 2010, two hundred million dollars ($200,000,000), and (f) effective as September 30, 2010, one hundred seventy-five million dollars ($175,000,000). All such reductions in

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the Commitment Amount shall reduce the Commitments of the Lenders in accordance with their Pro Rata Percentages, as follows:

		(000
		omitted)	(000	(000		(000
	Pro Rata	Amend	omitted)	omitted)	(000 omitted)	omitted)	(000 omitted)
Lenders	Percentage	No. 5 Date	9/30/09	12/31/09	3/31/10	6/30/10	9/30/10
BOA	27%	$81,000	$67,500	$63,450	$59,400	$54,000	$47,250
KeyBank	20%	$60,000	$50,000	$47,000	$44,000	$40,000	$35,000
GE Commercial	18%	$54,000	$45,000	$42,300	$39,600	$36,000	$31,500
Wachovia	10%	$30,000	$25,000	$23,500	$22,000	$20,000	$17,500
Wells Fargo	7%	$21,000	$17,500	$16,450	$15,400	$14,000	$12,250
US Bank	6%	$18,000	$15,000	$14,100	$13,200	$12,000	$10,500
BB&T	6%	$18,000	$15,000	$14,100	$13,200	$12,000	$10,500
Bank of the West	6%	$18,000	$15,000	$14,100	$13,200	$12,000	$10,500

	100%	$300,000	$250,000	$235,000	$220,000	$200,000	$175,000

Notwithstanding the foregoing, the Commitment Amount may be increased by virtue of any exercise of the accordion feature set forth in Section 2.01(a)(2) of the Agreement and shall be reduced in connection with sales of Additional Real Estate Collateral in the manner set forth in Section 4.08(g) of the Agreement.
          “EBITDA” shall mean, for any period, the earnings before interest, Taxes, Statement of Financial Accounting Standards No. 123R stock-based compensation, depreciation, amortization, and any intangible asset impairment charge deducted in determining the earnings of the Borrowers on a consolidated basis for such period; provided, however, that for each of the four quarterly periods of the Borrowers ending on December 31, 2008, March 31, 2009, June 30, 2009 and September 30, 2009, EBITDA shall be calculated by adding back nonrecurring restructuring charges associated with business location closings, leasehold improvement impairment charges, lease termination charges, Lender closing costs associated with the Fourth Amendment and the Fifth Amendment to the Agreement, and actual [****] inventory repurchase settlement writedowns up to a maximum of [****].
     3. Changes to Section 2.05 Relating to the Loan Rate and Letter of Credit Fee. Section 2.05 of the Agreement is hereby amended to read in its entirety as follows:
          2.05. Interest on Advances; Letter of Credit Fees.
          (a) All Advances shall bear interest at the applicable Loan Rate in effect from time to time, with the Loan Rate to be determined based upon the LIBOR Margin applicable at the date of determination.

          (b) From the Effective Date of the Fifth Amendment to the Agreement until the first day of the calendar month following the public release of the Borrowers’ financial reports for the fiscal year ending September 30, 2010, the Loan Rate will be the sum of (1) the LIBOR, and (2) an agreed LIBOR Margin of 4.90, and the applicable Letter of Credit Fee shall be 4.90%. Commencing with the first day of the calendar month following the public release of the Borrowers’ financial reports for the fiscal year ending September 30, 2010, the Loan Rate applicable at any time shall equal the sum of (A) the LIBOR, and (B) the LIBOR Margin determined on the basis of the Borrowers’ Pricing Tier. During the periods referred to in the preceding sentence, the applicable LIBOR Margin and Letter of Credit Fee for each Pricing Tier shall be as follows:

Borrowers’ Pricing Tier	LIBOR Margin and Letter of Credit Fee
Pricing Tier I	1.50%
Pricing Tier II	1.75%
Pricing Tier III	2.25%
Pricing Tier IV	3.00%
Pricing Tier V	4.00%
          (c) Interest will be calculated on a simple interest basis for a year of three hundred sixty (360) days, based on actual days elapsed.
          (d) Notwithstanding any other provisions of this Section, during the continuance of any Event of Default the Borrowers shall pay interest at the Default Rate on (1) the unpaid principal balance of the Advances, and (2) to the fullest extent permitted by Law, any interest, fee, or other amount payable hereunder that is not paid when due. In addition, during any such period the Letter of Credit Fee on any outstanding Letter of Credit shall be increased to the Default Rate.
     4. Change to Section 4.02(e) Relating to Certain Excluded Property. Section 4.02(e) relating to certain Excluded Property is hereby amended to read in its entirety as follows:
     (e) Property of customers, including boats, motors and, trailers, in Borrowers’ possession (1) for repair, or (2) on consignment for sale, but only to the extent that the same are not included (as Eligible Used Inventory or otherwise) in the Borrowing Base, it being specifically agreed that such Property is not to be included in the Borrowing Base. For purposes of this Section 4.02(e), “customers” shall include not only those who have had prior business relationships with the Borrowers but also those who for the first time shall deliver possession of their Property to the Borrowers for repair or on consignment for sale.
     5. Change to Sections 4.08(g) Relating to Sales or Financings of Additional Real Estate Collateral. Section 4.08(g) relating to sales or new financings of Additional Real Estate Collateral is hereby amended to read in its entirety as follows:

     (g) With the consent of all of the Lenders, Borrowers may sell to an unaffiliated party or finance with an unaffiliated party any Additional Real Estate Collateral as long as the entire net proceeds of such sale or financing are used to pay down the Advances. In connection with any such sale or financing approved by all of the Lenders, the Collateral Agent shall be authorized to execute any documents releasing the affected Additional Real Estate Collateral for purposes of closing the transaction. Any such sale or financing of Additional Real Estate Collateral with an unaffiliated party shall have the effect of permanently reducing the Commitment Amount by an amount equal to the entire net proceeds of such sale or financing. By way of example and not limitation, if on July 15, 2009 (when the applicable Commitment Amount was $300,000,000), the Borrowers should sell Additional Real Estate Collateral to an unaffiliated party for net proceeds of $20,000,000 and apply such entire net proceeds to the Advances, then the Commitment Amount immediately would be reduced to $280,000,000, and thereafter the Commitment Amount would reduce to $230,000,000 on September 30, 2009, would reduce to $215,000,000 on December 31, 2009, would reduce to $200,000,000 on March 31, 2010, would reduce to $180,000,000 on June 30, 2010, and would reduce to $155,000,000 on September 30, 2010.
     6. Changes to Section 6.01 Relating to Financial Covenants. Section 6.01 of the Agreement relating to financial covenants is hereby amended to read in its entirety as follows:
          6.01. Financial Covenants.
          (a) The Borrowers shall maintain, on a consolidated basis, a Current Ratio of at least: (1) 1.25 to 1 for the calendar months ending May 31, June 30, July 31, August 31, September 30, and October 31 of each year, and (2) 1.20 to 1 for the calendar months ending November 30, December 31, January 31, February 28 or 29, as applicable, March 31, and April 30 of each year.
          (b) The Borrowers shall maintain, on a consolidated basis, a Leverage Ratio of not more than 2.75 to 1.
          (c) For the four fiscal quarters starting with the fiscal quarter ending December 31, 2008 and ending with the fiscal quarter ending September 30, 2009, the cumulative EBITDA of the Borrowers, on a consolidated basis, shall not be less than (1) for the fiscal quarter ending December 31, 2008, a negative EBITDA of $15,000,000 (i.e. -$15,000,000), (2) for the fiscal quarter ending March 31, 2009, a negative EBITDA of $25,000,000 (i.e. -$25,000,000), (3) for the fiscal quarter ending June 30, 2009, a negative EBITDA of $32,000,000 (i.e. -$32,000,000), and (4) for the fiscal quarter ending September 30, 2009, a negative EBITDA of $40,000,000 (i.e. -$40,000,000). For the three fiscal quarters starting with the fiscal quarter ending December 31, 2009 and ending with the fiscal quarter ending June 30, 2010, the cumulative EBITDA of the Borrowers, on a consolidated basis, shall not be less than (A) for the fiscal quarter ending December 31, 2009, a negative EBITDA of $12,000,000 (i.e. -$12,000,000), (B) for the fiscal quarter ending March 31, 2010, a negative

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EBITDA of $12,000,000 (i.e. -$12,000,000), and (C) for the fiscal quarter ending June 30, 2010, a negative EBITDA of $5,000,000 (i.e. -$5,000,000).
          (d) Commencing as of September 30, 2010 the Borrowers shall maintain, on a consolidated basis, an EBITDA/Interest Coverage Ratio as follows:
               (1) For the periods of four fiscal quarters ending on September 30, 2010 and December 31, 2010, a minimum EBITDA/Interest Coverage Ratio of 1.00:1.00; and
               (2) For the period of four fiscal quarters ending on March 31, 2011, a minimum EBITDA/Interest Coverage Ratio of 1.10:1.00.
The EBITDA/Interest Coverage Ratio will be measured as of the end of each such fiscal quarter of the Borrowers for a rolling period of four fiscal quarters. The EBITDA/Interest Coverage Ratio is in lieu of the former minimum “Fixed Charges Coverage Ratio,” which has been deleted from the Agreement as of the Effective Date of the Fourth Amendment to the Agreement.
     7. Changes to Section 6.05 Relating to Amendment of Organizational Documents. Section 6.05 of the Agreement relating to amendment of organizational documents is hereby amended to read in its entirety as follows:
6.05. Amendment of Organizational Documents. The Borrowers shall not amend or modify, or permit the amendment or modification of, any of their respective articles of incorporation, bylaws or other organizational documents in any material respect (including particularly for the purpose of changing the name of any Borrower), without the prior written consent of the Required Lenders, which consent will not be unreasonably withheld. Notwithstanding the foregoing, contemporaneously with or immediately after the Effective Date of the Fifth Amendment the Borrowers may change the name of MarineMax Realty, LLC to [****] and may change the manager of MarineMax Realty, LLC from [****] to Michael McLamb as long as they promptly execute and file at the Borrowers’ expense all documentation required by the Collateral Agent or its counsel in order to continue all Liens of the Collateral Agent and the Lenders on the property of MarineMax Realty, LLC.
     8. Changes to Sections 6.12(a) and 6.12(d) Relating to Reporting Requirements. Sections 6.12(a) and 6.12(d) of the Agreement relating to reporting requirements are hereby amended to read in their entirety as follows:
          (a) By no later than the fifth Business Day of each calendar month, a Borrowing Base Certificate prepared on a consolidated basis for the Borrowers as of the close of business on the last day of the preceding calendar month accompanied by detailed Inventory and accounts receivable aging reports, in form and substance satisfactory to the Required Lenders and certified as true and complete by an officer of Company; provided, however, that if and for so long as the most recent Borrowing Base Certificate shall show Borrowing Base availability of less than twenty million dollars ($20,000,000), Borrowers also shall provide by no later than the second Business Day after the fifteenth day of each calendar month (or if such fifteenth day is not a Business Day, the next Business Day) a Borrowing Base Certificate prepared on a consolidated basis for the Borrowers as of the close of business on the fifteenth day of such calendar month (or if such fifteenth day is not a Business Day, the next Business Day) accompanied by detailed Inventory and accounts receivable aging reports, in form and substance satisfactory to the Required Lenders and certified as true and complete by an officer of Company;
* * *
          (d) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrowers, an audited balance sheet and statements of income and cash flows of the Borrowers for such fiscal year, prepared on a consolidated basis in accordance with GAAP in reasonable detail and accompanied by an unqualified opinion of independent certified public accountants acceptable to the Required Lenders, together with a Compliance Certificate; provided, however, that the audited balance sheet and statements of income and cash flows of the Borrowers for the fiscal year ending September 30, 2009 shall be deemed in compliance with this Section 6.12(d) even if the opinion of the independent certified public accountants on such financial statements is qualified with respect to substantial doubt about the Borrowers’ ability to continue as a “going concern.”
     9. Addition of New Sections 6.12(k) Relating to Reporting Requirements for Property of Customers on Consignment for Sale. In order to add new Section 6.12(k) to the Agreement, existing Sections 6.12(j) and 6.12(k) are deleted and the following provisions are inserted in their place:
          (j) Promptly after filing or receipt thereof, copies of all reports and notices that any of the Borrowers furnishes to or receives from any holder of any Debt or Contingent Liability, in any such case relating to a material breach, material default or event of default thereunder, or otherwise relating to any event or circumstance that could result in a material Default or Event of Default;
          (k) Monthly, a complete list and description of the Property of customers, including boats, motors and, trailers, in Borrowers’ possession on consignment for sale (it being specifically agreed in Section 4.02 of the Agreement that such Property is not Collateral and is not to be included in the Borrowing Base); and
          (l) Promptly upon request, such information concerning the Borrowing Base, Accounts, Inventory, the Borrowers’ financial condition,

Property, business, affairs or prospects, and other matters, as the Required Lenders from time to time reasonably may request.
     10. Legal Fees and Expenses of Fifth Amendment. Borrowers shall reimburse the Administrative Agent and the Collateral Agent for their legal fees and expenses in connection with the execution and delivery of this Fifth Amendment.
     11. Representations and Warranties of the Borrowers. The Borrowers represent and warrant to the Agent, the Collateral Agent, and the Lenders that this Fifth Amendment and each related Loan Document has been duly authorized by all necessary action on the part of each of the Borrowers, has been duly executed and delivered by each of the Borrowers, and constitutes a valid and binding agreement of each of the Borrowers enforceable against such Borrower in accordance with its terms.
     12. Opinion of Counsel. This Fifth Amendment shall not become effective until the Agent, the Collateral Agent, and the Lenders shall have received an opinion of counsel to the Company and the other Borrowers reasonably satisfactory to the Agent, the Collateral Agent, and the Lenders (a) to the effect set forth in Section 11 of this Fifth Amendment; provided, however, that such opinion of counsel may be subject to customary qualifications, and (b) to the continued and unabated perfection and continued priority of the Liens of the Collateral Agent and the Lenders on the property of MarineMax Realty, LLC notwithstanding any change of its name to US Liquidators, LLC.
     13. Effect on Agreement. Except as specifically amended and modified by this Fifth Amendment, all terms, conditions, covenants and agreements set forth in the Agreement shall remain in full force and effect. The miscellaneous provisions of Article IX of the Agreement shall apply with equal force to this Fifth Amendment.
     14. Counterparts. This Fifth Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one agreement.
[SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, this Fifth Amendment to the Second Amended and Restated Credit and Security Agreement has been executed and delivered by the parties (including 100% of the Lenders) as of the day and year first above written.

“BORROWERS” MARINEMAX, INC., a Delaware corporation
By:	/s/ Kurt M. Frahn
Kurt M. Frahn, Vice President

MARINEMAX EAST, INC., a Delaware corporation
By:	/s/ Kurt M. Frahn
Kurt M. Frahn, Assistant Secretary

MARINEMAX SERVICES, INC., a Delaware corporation
By:	/s/ Kurt M. Frahn
Kurt M. Frahn, Assistant Secretary

MARINEMAX REALTY, LLC, a Delaware limited liability company
By:	/s/ Michael H. McLamb
Michael H. McLamb, Manager

NEWCOAST FINANCIAL SERVICES, LLC, a Delaware limited liability company
By:	MARINEMAX, INC., sole member

By:	/s/ Kurt M. Frahn Kurt M. Frahn, Vice President

MARINEMAX NORTHEAST, LLC, a Delaware limited liability company BOATING GEAR CENTER, LLC, a Delaware limited liability company
By:	MARINEMAX EAST, INC., sole member

By:	/s/ Kurt M. Frahn Kurt M. Frahn, Assistant Secretary
Signature Page

“LENDERS” KEYBANK NATIONAL ASSOCIATION, a national banking association
By:	/s/ Brian T. McDevitt
	Name:	Brian T. McDevitt
	Title:	Vice President

BANK OF AMERICA, N.A., successor by merger to Banc of America Specialty Finance, Inc.
By:	/s/ L. Ransom Burts
	Name:	L. Ransom Burts
	Title:	Senior Vice President

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, a Delaware corporation
By:	/s/ David M. Campbell
	Name:	David M. Campbell
	Title:	Operations Director

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association
By:	/s/ Leslie Fredericks
	Name:	Leslie Fredericks
	Title:	Vice President

WELLS FARGO BANK, N.A., a national banking association
By:	/s/ Roger Frvendt
	Name:	Roger Frvendt
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, a national banking association
By:	/s/ Silvia K. Boulger
	Name:	Silvia K. Boulger
	Title:	Vice President

Signature Page

BRANCH BANKING & TRUST COMPANY, a North Carolina corporation
By:	/s/ Brigitta Lawton
	Name:	Brigitta Lawton
	Title:	Senior Vice President

BANK OF THE WEST, a California corporation
By:	/s/ James E. Chesser
	Name:	James E. Chesser
	Title:	Vice President

“ADMINISTRATIVE AGENT” KEYBANK NATIONAL ASSOCIATION, a national banking association
By:	/s/ Brian T. McDevitt
	Name:	Brian T. McDevitt
	Title:	Vice President

“COLLATERAL AGENT” and “DOCUMENTATION AGENT” BANK OF AMERICA, N.A., successor by merger to Banc of America Specialty Finance, Inc.
By:	/s/ L. Ransom Burts
	Name:	L. Ransom Burts
	Title:	Senior Vice President

Signature Page

Schedule I
1.	MARINEMAX EAST, INC., a Delaware corporation

2.	MARINEMAX SERVICES, INC., a Delaware corporation

3.	MARINEMAX REALTY, LLC, a Delaware limited liability company

4.	NEWCOAST FINANCIAL SERVICES, LLC, a Delaware limited liability company

5.	MARINEMAX NORTHEAST, LLC, a Delaware limited liability company

6.	BOATING GEAR CENTER, LLC, a Delaware limited liability company
Schedule I